MINRAD INC.
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Buffalo, NY 14203
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Contacts:	Mr. Kirk Kamsler Senior Vice President Commercial Development E-mail: kkamsler@minrad.com 716-855-1068 x218	FOR IMMEDIATE RELEASE February 18, 2005

MINRAD ANNOUNCES ALLIANCE WITH MERCK GÉNÉRIQUES IN KEY EUROPEAN MARKETS

           (Buffalo, New York) Kirk Kamsler, President of MINRAD EU, Lille, France and Senior Vice President Commercial Development MINRAD International (MNRD.OB) announced MINRAD EU (www.minrad.com) had entered into an agreement with Merck génériques, a company of Merck KGaA to market the company's inhalant anesthetics in the human segment of several key European markets including: France, Germany, the United Kingdom, and Scandinavia. The European commitments follow the successful partnership between Merck Hoei, Ltd., a Japanese company of Merck KGaA, and MINRAD. Merck Hoei has marketed MINRAD's products since 2001. Under the agreement, Merck génériques will import increasing annual minimums of MINRAD pharmaceutical products.

           This press release contains certain forward looking statements as defined by the Securities Act, including or related to our future results (including certain projections, business trends and assumptions on future financings).

           Assumptions related to forward looking statements involve judgments with respect to among other things, future economic, competitive and market conditions and future business decisions and financings, all of which are difficult or impossible to predict. You should read these statements carefully because they discuss our future expectations, and we believe that it is important to communicate these expectations to our stockholders. However, these statements are only anticipations. Actual events or results may differ materially.

           Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, future financings, performance or achievements. Moreover, we do not assume responsibility for accuracy and completeness of such statements in the future. We do not plan to update any of the forward-looking statements after the date of this press release or to conform such statements to actual results.